UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2015

MMA Capital Management, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Formation of Joint Venture and Guaranty Agreement

On December 29, 2015, a wholly-owned subsidiary of the registrant, MuniMae TEI Holdings, LLC (“TEI”), entered into a joint venture agreement with Bank of America, N.A. (“BANA”), for the purpose of closing on the registrant’s previously announced agreement to acquire a portfolio of low income housing tax credit assets from General Electric Capital Corporation. As previously disclosed, these assets consist of limited partnership interests in low income housing tax credit funds and project partnerships, and certain associated debt. Closing into escrow for the purchase of the equity assets occurred on December 29, 2015 with an effective date of December 31, 2015; the associated debt was purchased on December 29, 2015.

Under the terms of the joint venture agreement, at the closing, BANA will contribute approximately $211 million to the joint venture and TEI will loan approximately $5 million to the joint venture. Also as part of the closing, under related agreements, TEI will also acquire a portfolio of five assets, consisting of one wholly-owned limited partnership and four 99% limited partnership interests, for which it will pay approximately $9 million.

The loan by TEI to the venture will accrue interest at 9.5% per annum compounded annually and will be repaid solely from cash flows that are received by the joint venture from the acquired portfolio of limited partnership interests.

Under the terms of the joint venture agreement, BANA will be allocated nearly all of the low income housing tax credits generated by the acquired portfolio of limited partnership interests. Subject to certain limitations described below, until December 31, 2020, TEI agrees to make mandatory loans each year to the joint venture for distribution to BANA in the amount of the excess, if any, of the projected tax credits for the applicable year over the tax credits actually allocated to BANA for such year. In addition, until December 31, 2025, TEI agrees to make mandatory loans to the joint venture for distribution to BANA in the amount of tax credits previously claimed that are subsequently recaptured or otherwise reduced or lost, together with associated costs. Mandatory loans will be limited in amount to 70% of projected tax credits in any year and may be subject to certain other limitations. In addition to these limitations, BANA will absorb 5% of any loss of tax credits. Mandatory loans will accrue interest at 9.5% per annum compounded annually and will be repaid solely from cash flows received by the joint venture from the acquired portfolio of limited partnership interests. TEI also agrees to make expense loans to the joint venture in an amount sufficient for the joint venture to meet its operating expenses including any excess closing expenses. These loans will accrue interest at 9.5% compounded annually and be repaid solely from cash flows received by the joint venture from the acquired portfolio of limited partnership interests.

Under certain circumstances, TEI may not be obligated to make mandatory loans and BANA will instead be deemed to have made credit recovery loans to the joint venture in amounts determined in accordance with the joint venture agreement with respect to tax credits previously claimed or projected that are disallowed. These loans will accrue interest at 9.5% per annum compounded annually and be payable out of certain reserves and cash flows from the joint venture. BANA may also make voluntary loans to the joint venture to reimburse the tax matters partner or the partnership representative. These loans will bear interest at 9.5% per annum compounded annually and will be repaid solely from cash flows received by the joint venture from the acquired portfolio of limited partnership interest.

Merrill Lynch Capital Services, Inc. (“MLCS”), an affiliate of BANA, will guaranty TEI’s obligation to fund the mandatory loans required under the joint venture agreement. MLCS will benefit from a back-to-back guaranty by MMA Financial Holdings, Inc. (“MFH”), an affiliate of the registrant. If MLCS makes a payment under its guaranty, MFH must reimburse MLCS for the payment under the back-to-back guaranty. MFH’s obligations to MLCS are secured by a guaranty by the registrant and also by collateral posted in accordance with MFH’s existing financial agreements with MLCS.

TEI will serve as the administrative member of the joint venture. Key decisions of the joint venture will require approval of both BANA and TEI. TEI will retain the authority to execute the business of the joint venture. The joint venture has also appointed TEI as the asset manager. TEI, as administrative member and asset manager, may be removed for cause, as defined in the joint venture agreement. TEI agrees to indemnify BANA for specified losses that may be incurred by it including those arising out of TEI’s gross negligence, willful misconduct, breach of fiduciary duty, fraud or breach of the joint venture agreement.

The joint venture will pay TEI, as initial asset manager, an asset management fee of 2% per annum, compounded annually, on BANA’s initial capital contribution. This amount will accrue quarterly in advance, will bear interest at 6% per annum compounded annually and will be paid solely from cash flows received by the joint venture from the acquired portfolio of limited partnership investments. The joint venture will also pay TEI an up-front guaranty fee equal to 2% of BANA’s initial capital contribution, the unpaid balance of which will bear interest from December 31, 2015 at 6% per annum, compounded annually and will be paid solely from cash flows received by the joint venture from the acquired portfolio of limited partnership investments. On December 31, 2015, the joint venture will pay MLCS an up-front guaranty fee equal to 2% of BANA’s initial capital contribution for MLCS’ services in providing the guaranty of TEI’s obligation to provide mandatory loans. The joint venture will also pay MLCS 20% of capital proceeds after repayment of TEI’s mandatory loans to the joint venture as an additional fee for the guaranty services. Separately, as an additional fee for providing the guaranty, MLCS will receive 20% of the residual proceeds, if any, received by TEI from the five partnership interests owned by it outside of the joint venture.

Distributions of cash flow from the joint venture generally will be made in the following order of priority:

•	First, to BANA to pay any credit recovery loans;
•	Second, to BANA to pay any investor member voluntary loans;
•	Third, to TEI to pay any mandatory loans;
•	Fourth, to TEI to pay any expense loans;
•	Fifth, to the establishment of any reserves;
•	Sixth, to TEI to pay accrued guaranty fees;
•	Seventh, to TEI to pay accrued asset management fees;
•	Eighth, until December 31, 2020, 30%, and after 2020, 100%, to TEI to repay the origination loan; and then
•	Ninth, 99.99% to BANA and 0.01% to TEI.

Capital proceeds generally will be distributed in the same order of priority as described above, except that the MLCS contingent guaranty fee will be paid after the funding of reserves; after December 31, 2020, 80% of the capital proceeds will be paid to TEI to repay the origination loan; and, finally, remaining capital proceeds will be split 30% to BANA and 70% to TEI.

At the end of 2020, BANA has the option to cause the joint venture to redeem its interest in the joint venture for a purchase price equal to the appraised fair market value of its interest.

Item 7.01 Regulation FD.

On December 29, 2015, the registrant published two documents, a press release and an investor presentation. These documents contain broader descriptions of the business changes and financial impact on the registrant from the transactions. The press release and investor presentation shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as we may specifically state in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Press Release dated December 29, 2015

10.2 Investor Presentation posted December 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Capital Management, LLC

December 29, 2015	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

10.1	Press Release dated December 29, 2015

10.2	Investor Presentation posted December 29, 2015